UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: February 15, 2006

NALCO HOLDINGS LLC

Delaware      333-115560-15      73-1683500
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2006, Nalco Holding Company, parent of Nalco Holdings LLC, executed Restricted Stock Unit Agreements with each of its non-management directors. A representative Restricted Stock Unit Agreement is attached as an exhibit.

Each non-management director receives the following compensation for his or her services on the Board of Directors and its Committees: (a) $45,000 annual retainer paid in equal quarterly installments; (b) $1,500 for each Board or Committee meeting attended; (c) the Chairperson of the Audit Committee receives an additional annual payment of $10,500 paid in equal quarterly installments; (d) the Chairperson of each of the other Committees receives an additional annual payment of $6,000 paid in equal quarterly installments; and (e) equity compensation with an annual target value of $65,000. The Restricted Stock Unit Agreements reflect the equity component of the directors’ compensation.

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	Restricted Stock Unit Agreement form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

February 15, 2006